UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2017
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-11312
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 407-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders
As disclosed in the Company’s quarterly report on Form 10-Q filed April 27, 2017, the Company held its annual meeting of stockholders on April 25, 2017. Among the matters submitted to a vote of the stockholders was an advisory vote to approve the frequency of future advisory votes on executive compensation, often referred to as “say when on pay”. The stockholders approved, on an advisory basis, a frequency of every year for future advisory votes to approve the Company’s executive compensation (“say on pay”). There were 301,533,053 votes cast for a frequency of every year; 123,598 votes cast for a frequency of every two years; 55,897,965 votes cast for a frequency of every three years; and 326,964 abstentions.
Based on these results, the Board of Directors has determined that the Company will hold say on pay votes every year, until the next required advisory vote on the frequency of say on pay votes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2017

COUSINS PROPERTIES INCORPORATED

By: /s/ Pamela F. Roper_______________
Pamela F. Roper
Executive Vice President, General Counsel and Corporate Secretary